EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193579) and on Form S-3 (No. 333-197820) of xG Technology Inc. of our report dated March 31, 2015 relating to the financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

March 31, 2015

East Hanover, New Jersey